Exhibit 99.1
FOR IMMEDIATE RELEASE

Technology Veteran Brent Bowman to Become
Veeva Chief Financial Officer
Bowman brings more than 25 years of technology industry expertise to Veeva
PLEASANTON, CA - June 8, 2020 - Veeva Systems (NYSE: VEEV) today announced that Brent Bowman will become the company’s next chief financial officer. Bowman will assume the role of CFO after a transition period of approximately 90 days with current CFO Tim Cabral, who previously announced his intent to retire and assume a new role as an advisor to Veeva.
“We’re thrilled to add Brent to the leadership team,” said Peter Gassner, founder and CEO of Veeva. “Brent is a seasoned executive with more than two decades of experience in the technology industry. Most importantly, Brent shares our core principles of integrity, customer success, and operational excellence.”
“I want to thank Tim for his contributions to Veeva and our customers. He has been a great partner and friend to me over the past 10 years,” said Gassner. “We will continue to benefit from his leadership and the operational foundation he built during his time at Veeva.”
Bowman brings to Veeva more than 25 years of corporate and operational experience across the technology industry, including software, hardware, services, and semiconductors. He joins Veeva from [24]7.ai, where he has been CFO since 2018. Over his career, Bowman also held senior financial positions at Intel, Altera, and Sun Microsystems with responsibilities for financial planning and analysis, M&A, accounting, SEC reporting, internal audit, and treasury.
“I’m thrilled to join Veeva and look forward to contributing to a company known for customer success,” said Bowman. “It’s an exciting opportunity to join Veeva’s leadership team and support the company’s long-term growth, as well as life sciences’ mission to improve and extend human life.”
About Veeva Systems
Veeva Systems Inc. is the leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 875 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices throughout North America, Europe, Asia, and Latin America. For more information, visit veeva.com.
Forward-looking Statements
This release contains forward-looking statements, including management quotations and statements regarding Veeva’s growth expectations. Any forward-looking statements contained in this press release are based upon Veeva’s historical performance and its current plans, estimates, and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially (including risks related to the on-going impact of COVID-19). Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s filing on Form 10-Q for the period ended April 30, 2020. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.

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Contact:
Roger Villareal Veeva Systems 925-264-8885 roger.villareal@veeva.com	Deivis Mercado Veeva Systems 925-452-6500 deivis.mercado@veeva.com

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.